Exhibit 99.1

FOR IMMEDIATE RELEASE	IR CONTACT:	Deborah Crawford
Wednesday, October 20, 2010		VP, Investor Relations
(408) 540-3712

	PR CONTACT:	Ken Ross
VP, Corporate Communications
(408) 540-3931

Netflix Announces Q3 2010 Financial Results

Subscribers – 16.9 million

Revenue – $553.2 million

GAAP Net Income – $38.0 million

GAAP EPS – $0.70 per diluted share

LOS GATOS, Calif., October 20, 2010 – Netflix, Inc. (Nasdaq: NFLX) today reported results for the third quarter ended September 30, 2010.

“Q3 represents our fourth consecutive quarter of more than one million net subscriber additions. This growth is clearly driven by the strength of our streaming offering. In fact, by every measure, we are now primarily a streaming company that also offers DVD-by-mail,” said Reed Hastings, Netflix co-founder and CEO. “At the same time, the introduction of our streaming offering in Canada in late September has provided us with very encouraging signs regarding the potential for the Netflix service internationally.”

Third-Quarter 2010 Financial Highlights

Subscribers. Netflix ended the third quarter of 2010 with approximately 16,933,000 total subscribers, representing 52 percent year-over-year growth from 11,109,000 total subscribers at the end of the third quarter of 2009 and 13 percent sequential growth from 15,001,000 subscribers at the end of the second quarter of 2010.

Net subscriber change in the quarter was an increase of 1,932,000 compared to an increase of 510,000 for the same period of 2009 and an increase of 1,034,000 for the second quarter of 2010.

Gross subscriber additions for the quarter totaled 4,101,000, representing 88 percent year-over-year growth from 2,180,000 gross subscriber additions in the third quarter of 2009 and 34 percent quarter-over-quarter increase from 3,059,000 gross subscriber additions in the second quarter of 2010.

Of the 16,933,000 total subscribers at quarter end, 94 percent, or 15,863,000, were paid subscribers. The other 6 percent, or 1,070,000, were free subscribers. Paid subscribers represented 98 percent of total subscribers at the end of the third quarter of 2009 and 97 percent at the end of the second quarter of 2010.

Revenue for the third quarter of 2010 was $553.2 million, representing 31 percent year-over-year growth from $423.1 million for the third quarter of 2009, and 6 percent sequential growth from $519.8 million for the second quarter of 2010.

Gross margin1 for the third quarter of 2010 was 37.7 percent compared to 34.9 percent for the third quarter of 2009 and 39.4 percent for the second quarter of 2010.

GAAP net income for the third quarter of 2010 was $38.0 million, or $0.70 per diluted share compared to GAAP net income of $30.1 million, or $0.52 per diluted share, for the third quarter of 2009 and GAAP net income of $43.5 million, or $0.80 per diluted share, for the second quarter of 2010. GAAP net income grew 26 percent on a year-over-year basis and GAAP EPS grew 35 percent on a year-over-year basis.

Percentage of subscribers who watched instantly more than 15 minutes of a TV episode or movie in the third quarter of 2010 was 66 percent compared to 41 percent for the same period of 2009 and 61 percent for the second quarter of 2010. In Q4 a majority of Netflix subscribers will watch more content streamed from Netflix than delivered on DVD. With that transition in the business from mostly DVD to mostly streaming, this will be the last quarter the company will report this metric.

Subscriber acquisition cost2 for the third quarter of 2010 was $19.81 per gross subscriber addition compared to $26.86 for the same period of 2009 and $24.37 for the second quarter of 2010.

Churn3 for the third quarter of 2010 was 3.8 percent compared to 4.4 percent for the third quarter of 2009 and 4.0 percent for the second quarter of 2010. Churn includes free subscribers as well as paying subscribers who elect not to renew their monthly subscription service during the quarter.

Free cash flow4 for the third quarter of 2010 was $7.8 million compared to $25.5 million for the third quarter of 2009 and $34.2 million for the second quarter of 2010.

Trailing twelve-month free cash flow for the third quarter of 2010 was $109.8 million compared to $117.9 million for the third quarter of 2009 and $127.5 million for the second quarter of 2010.

Cash provided by operating activities for the third quarter of 2010 was $42.2 million compared to $78.3 million for the third quarter of 2009 and $60.3 million for the second quarter of 2010.

Business Outlook

The Company’s performance expectations for the fourth quarter of 2010 and full-year 2010 are as follows:

Fourth-Quarter 2010

•	Ending subscribers of 19.0 million to 19.7 million, up from 17.7 million to 18.5 million

•	Revenue of $586 million to $598 million, versus $580 million to $596 million

•	GAAP net income of $32 million to $40 million, unchanged

•	GAAP EPS of $0.59 to $0.74 per diluted share, unchanged

[1]	Gross margin is defined as revenues less cost of subscription and fulfillment expenses divided by revenues.
[2]

Subscriber acquisition cost is defined as the total marketing expense, which includes stock-based compensation for marketing personnel, on the Company’s Condensed Consolidated Statements of Operations divided by total gross subscriber additions during the quarter.

[3]	Churn is a monthly measure defined as customer cancellations in the quarter divided by the sum of beginning subscribers and gross subscriber additions, then divided by three months.
[4]

Free cash flow is defined as cash provided by operating activities and investing activities excluding the non-operational cash flows from purchases and sales of short-term investments and cash flows from investment in business.

Full-Year 2010

•	Ending subscribers of 19.0 million to 19.7 million, up from 17.7 million to 18.5 million

•	Revenue of $2.15 billion to $2.16 billion, versus $2.14 billion to $2.16 billion

•	GAAP net income of $146 million to $154 million, versus $141 million to $156 million

•	GAAP EPS of $2.68 to $2.83 per diluted share, up from $2.58 to $2.86 per diluted share

Earnings Q&A Session

In conjunction with this earnings press release, the Company has posted management’s commentary to its Web site at http://ir.netflix.com. Netflix management will host a live Q&A session at 3:00 p.m. Pacific Time to discuss the Company’s financial results and business outlook, with questions submitted via email. Please email your questions to ir@netflix.com. The company will read the questions aloud on the call and respond to as many questions as possible. All media inquiries should be directed to Ken Ross at (408) 540-3931 or kross@netflix.com.

A live webcast and the replay of the earnings Q&A session can be accessed on the investor relations section of the Netflix website at http://ir.netflix.com. For those without access to the Internet, a replay of the call will be available from 6:00 p.m. Pacific Time on October 20, 2010 through midnight on October 25, 2010. To listen to the replay, call (706) 645-9291, conference ID 87600137.

Use of Non-GAAP Measures

This press release and its attachments include reference to non-GAAP financial measures of free cash flow and non-GAAP net income. Management believes that non-GAAP net income is a useful measure of operating performance because it excludes the non-cash impact of stock option accounting. Management believes that free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to repay debt obligations, make investments, repurchase stock and for certain other activities. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited financial statements.

About Netflix

With more than 16 million members in the United States and Canada, Netflix, Inc. [Nasdaq: NFLX] is the world’s leading Internet subscription service for enjoying movies and TV shows. For $8.99 a month, Netflix members in the U.S. can instantly watch unlimited movies and TV episodes streaming right to their TVs and computers and can receive unlimited DVDs delivered quickly to their homes. In Canada, streaming unlimited movies and TV shows from Netflix is available for $7.99 a month. Among the large and expanding base of devices streaming from Netflix are Microsoft’s Xbox 360, Nintendo’s Wii and Sony’s PS3 consoles; Blu-ray disc players from Best Buy’s Insignia brand, LG and Samsung; Internet TVs from LG, Samsung, Sony and VIZIO; the Roku digital video player and TiVo digital video recorders; and Apple’s iPhone, iPad and iPod touch. All of these devices are available in the U.S. and a growing number are available in Canada. For more information, visit http://www.netflix.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding subscribers usage of our streaming service, our subscriber growth, revenue, GAAP net income and earnings per share for the fourth quarter of 2010 and the full-year 2010. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: our ability to attract new subscribers and retain existing subscribers; our ability to manage our subscriber acquisition cost as well as the cost of content delivered to our subscribers; fluctuations in consumer usage of our service; the continued availability of content on terms and conditions acceptable to us; maintenance and expansion of device platforms for instant streaming; continued weakness in the U.S. economy and its affect on online commerce or the filmed entertainment industry; conditions that effect our delivery through the U.S. Postal Service, including regulatory changes and postal rate increases; changes in the costs of acquiring DVDs or electronic content; consumer spending on DVDs and related products; disruption in service on our website or with our computer systems; competition and widespread consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 22, 2010. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Netflix, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Revenues	$553,219	$519,819	$423,120	$1,566,703	$1,225,727
Cost of revenues:
Subscription	292,406	265,387	233,091	817,353	677,863
Fulfillment expenses *	52,063	49,547	42,183	149,212	125,922

Total cost of revenues	344,469	314,934	275,274	966,565	803,785

Gross profit	208,750	204,885	147,846	600,138	421,942
Operating expenses:
Technology and development *	42,108	37,863	30,014	117,370	81,333
Marketing *	81,238	74,533	58,556	230,990	167,029
General and administrative *	17,135	17,119	11,543	51,447	37,809
Gain on disposal of DVDs	(1,232)	(1,972)	(1,604)	(4,857)	(2,819)

Total operating expenses	139,249	127,543	98,509	394,950	283,352

Operating income	69,501	77,342	49,337	205,188	138,590
Other income (expense):
Interest expense	(4,945)	(4,893)	(674)	(14,797)	(2,018)
Interest and other income	853	921	1,808	2,746	4,284

Income before income taxes	65,409	73,370	50,471	193,137	140,856
Provision for income taxes	27,442	29,851	20,330	79,379	55,909

Net income	$37,967	$43,519	$30,141	$113,758	$84,947

Net income per share:
Basic	$0.73	$0.83	$0.54	$2.17	$1.48
Diluted	$0.70	$0.80	$0.52	$2.09	$1.43
Weighted average common shares outstanding:
Basic	52,142	52,486	56,146	52,510	57,576
Diluted	53,931	54,324	57,938	54,341	59,427
* Stock-based compensation included in expense line items:
Fulfillment expenses	$323	$307	$99	$806	$321
Technology and development	2,694	2,376	1,169	6,939	3,430
Marketing	777	756	452	2,176	1,353
General and administrative	3,502	3,489	1,512	9,805	4,538

Reconciliation of Non-GAAP Financial Measures
(unaudited)
Non-GAAP net income reconciliation:
GAAP net income	$37,967	$43,519	$30,141	$113,758	$84,947
Stock-based compensation	7,296	6,928	3,232	19,726	9,642
Income tax effect of stock-based compensation	(3,064)	(2,820)	(1,302)	(8,118)	(3,833)

Non-GAAP net income	$42,199	$47,627	$32,071	$125,366	$90,756

Non-GAAP net income per share:
Basic	$0.81	$0.91	$0.57	$2.39	$1.58
Diluted	$0.78	$0.88	$0.55	$2.31	$1.53
Weighted average common shares outstanding:
Basic	52,142	52,486	56,146	52,510	57,576
Diluted	53,931	54,324	57,938	54,341	59,427

Netflix, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and par value data)

	As of
	September 30, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$113,108	$134,224
Short-term investments	143,705	186,018
Current content library, net	138,389	37,329
Prepaid content	59,322	26,741
Other current assets	37,723	26,701

Total current assets	492,247	411,013
Content library, net	120,047	108,810
Property and equipment, net	125,057	131,653
Deferred tax assets	19,219	15,958
Other non-current assets	13,713	12,300

Total assets	$770,283	$679,734

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$170,120	$92,542
Accrued expenses	36,974	33,387
Current portion of lease financing obligations	2,027	1,410
Deferred revenue	102,986	100,097

Total current liabilities	312,107	227,436
Long-term debt	200,000	200,000
Lease financing obligations, excluding current portion	34,659	36,572
Other non-current liabilities	31,542	16,583

Total liabilities	578,308	480,591
Stockholders’ equity:
Common stock, $0.001 par value; 160,000,000 shares authorized at September 30, 2010 and December 31, 2009; 52,257,495 and 53,440,073 issued and outstanding at September 30, 2010 and December 31, 2009, respectively	52	53
Accumulated other comprehensive income, net	1,279	273
Retained earnings	190,644	198,817

Total stockholders’ equity	191,975	199,143

Total liabilities and stockholders’ equity	$770,283	$679,734

Netflix, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Cash flows from operating activities:
Net income	$37,967	$43,519	$30,141	$113,758	$84,947
Adjustments to reconcile net income to net cash provided by operating activities:
Acquisition of streaming content library	(115,149)	(66,157)	(9,998)	(231,781)	(41,432)
Amortization of content library	77,146	65,143	56,690	204,581	159,229
Depreciation and amortization of property, equipment and intangibles	8,678	9,309	9,618	28,846	27,806
Amortization of discounts and premiums on investments	200	236	126	670	439
Amortization of debt issuance costs	140	137	—	375	—
Stock-based compensation expense	7,296	6,928	3,232	19,726	9,642
Excess tax benefits from stock-based compensation	(16,093)	(11,182)	(1,600)	(34,699)	(9,099)
Loss on disposal of property and equipment	254	—	—	254	254
Gain on sale of short-term investments	(206)	(215)	(984)	(685)	(1,455)
Gain on disposal of DVDs	(2,142)	(3,058)	(2,491)	(8,428)	(5,030)
Deferred taxes	3,194	(3,394)	(71)	(2,961)	4,710
Changes in operating assets and liabilities:
Prepaid content	(25,485)	(2,133)	107	(32,581)	2,592
Other current assets	(3,374)	(9,211)	7,518	(12,037)	(4,203)
Accounts payable	41,692	19,706	(13,173)	78,738	(11,150)
Accrued expenses	18,003	7,917	2,175	39,666	6,272
Deferred revenue	1,567	1,310	(1,372)	2,889	(4,004)
Other assets and liabilities	8,539	1,397	(1,607)	13,353	(272)

Net cash provided by operating activities	42,227	60,252	78,311	179,684	219,246

Cash flows from investing activities:
Acquisitions of DVD content library	(29,900)	(24,191)	(46,273)	(90,993)	(135,996)
Purchases of short-term investments	(15,379)	(21,795)	(21,006)	(73,169)	(102,159)
Proceeds from sale of short-term investments	42,238	32,055	85,904	105,063	130,669
Proceeds from maturities of short-term investments	1,995	4,310	3,480	10,318	30,985
Purchases of property and equipment	(7,342)	(5,671)	(9,994)	(19,406)	(23,499)
Acquisitions of intangible assets	(375)	—	—	(505)	(200)
Proceeds from sale of DVDs	3,109	3,815	3,345	10,908	7,230
Other assets	48	10	134	(114)	143

Net cash (used in) provided by investing activities	(5,606)	(11,467)	15,590	(57,898)	(92,827)

Cash flows from financing activities:
Principal payments of lease financing obligations	(470)	(465)	(294)	(1,296)	(858)
Proceeds from issuance of common stock	10,927	13,109	2,725	33,954	26,092
Excess tax benefits from stock-based compensation	16,093	11,182	1,600	34,699	9,099
Repurchases of common stock	(57,390)	(45,145)	(129,686)	(210,259)	(244,916)

Net cash used in financing activities	(30,840)	(21,319)	(125,655)	(142,902)	(210,583)

Net increase (decrease) in cash and cash equivalents	5,781	27,466	(31,754)	(21,116)	(84,164)
Cash and cash equivalents, beginning of period	107,327	79,861	87,471	134,224	139,881

Cash and cash equivalents, end of period	$113,108	$107,327	$55,717	$113,108	$55,717

	Three Months Ended			Nine Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$42,227	$60,252	$78,311	$179,684	$219,246
Acquisitions of DVD content library	(29,900)	(24,191)	(46,273)	(90,993)	(135,996)
Purchases of property and equipment	(7,342)	(5,671)	(9,994)	(19,406)	(23,499)
Acquisitions of intangible assets	(375)	—	—	(505)	(200)
Proceeds from sale of DVDs	3,109	3,815	3,345	10,908	7,230
Other assets	48	10	134	(114)	143

Non-GAAP free cash flow	$7,767	$34,215	$25,523	$79,574	$66,924

	Twelve Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009
Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$285,501	$321,585	$311,346
Acquisitions of DVD content library	(148,041)	(164,414)	(174,291)
Purchases of property and equipment	(41,839)	(44,491)	(30,970)
Acquisitions of intangible assets	(505)	(130)	(200)
Proceeds from sale of DVDs	14,842	15,078	11,925
Other assets	(186)	(100)	111

Non-GAAP free cash flow	$109,772	$127,528	$117,921

Netflix, Inc.

Consolidated Other Data

(unaudited)

(in thousands, except percentages, average monthly revenue per paying subscriber, average monthly gross profit per paying

subscriber and subscriber acquisition cost)

	As of / Three Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009
Subscriber information:
Subscribers: beginning of period	15,001	13,967	10,599
Gross subscriber additions: during period	4,101	3,059	2,180
Gross subscriber additions year-to-year change	88.1%	58.0%	42.7%
Gross subscriber additions quarter-to-quarter sequential change	34.1%	(12.4%)	12.6%
Less subscriber cancellations: during period	(2,169)	(2,025)	(1,670)
Subscribers: end of period	16,933	15,001	11,109
Subscribers year-to-year change	52.4%	41.5%	28.1%
Subscribers quarter-to-quarter sequential change	12.9%	7.4%	4.8%
Free subscribers: end of period	1,070	424	274
Free subscribers as percentage of ending subscribers	6.3%	2.8%	2.5%
Paid subscribers: end of period	15,863	14,577	10,835
Paid subscribers year-to-year change	46.4%	40.5%	27.6%
Paid subscribers quarter-to-quarter sequential change	8.8%	7.0%	4.4%
Average monthly revenue per paying subscriber	$12.12	$12.29	$13.30
Average monthly gross profit per paying subscriber	$4.57	$4.84	$4.65
Percentage of subscribers who watched instantly more than 15 minutes of a TV episode or movie	66%	61%	41%
Household penetration - Bay Area	27%	26%	21%
Household penetration - Rest of Country	14%	13%	10%
Churn	3.8%	4.0%	4.4%
Subscriber acquisition cost	$19.81	$24.37	$26.86
Margins:
Gross margin	37.7%	39.4%	34.9%
Operating margin	12.6%	14.9%	11.6%
Net margin	6.9%	8.4%	7.1%
Expenses as percentage of revenues:
Technology and development	7.6%	7.3%	7.1%
Marketing	14.7%	14.3%	13.8%
General and administrative	3.1%	3.3%	2.7%
Gain on disposal of DVDs	(0.2%)	(0.4%)	(0.3%)

Total operating expenses	25.2%	24.5%	23.3%
Year-to-year change:
Total revenues	30.7%	27.2%	24.0%
Cost of subscription	25.4%	16.7%	24.9%
Fulfillment expenses	23.4%	18.2%	11.2%
Technology and development	40.3%	39.6%	28.4%
Marketing	38.7%	61.2%	19.0%
General and administrative	48.4%	29.2%	(1.7%)
Gain on disposal of DVDs	(23.2%)	1571.2%	(1.5%)
Total operating expenses	41.4%	47.5%	19.1%